Exhibit (d)(16)

Amendment to Sub-Advisory Agreement

This Amendment dated as of February 28, 2018 (this “Amendment”) is to the Sub-Advisory Agreement dated as of November 1, 2011, as amended, (the “Agreement”), by and among Financial Investors Trust (the “Trust”), a Delaware statutory trust, ALPS Advisors, Inc. (the “Adviser”), a Colorado corporation, and RiverFront Investment Group, LLC (the “Sub-Adviser”), a Delaware limited liability company. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

WHEREAS, the Trust, the Adviser and the Sub-Adviser wish to amend the Agreement in certain respects as more fully set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

1.	Effective as of the date of this Amendment, Section 4 of the Agreement is replaced in its entirety as follows:

4.       COMPENSATION OF THE SUB-ADVISER

The Sub-Adviser will not receive any compensation from the Investment Adviser for providing services in accordance with this Agreement.

2.	Effective as of the date of this Amendment, Appendix A of the Agreement is replaced in its entirety with the new Appendix A attached hereto and incorporated by reference herein.

3.	Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first written above.

FINANCIAL INVESTORS TRUST,		ALPS ADVISORS, INC.
on behalf of the Funds

By:	/s/ Edmund J. Burke	By:	/s/ Edmund J. Burke
Name:	Edmund J. Burke	Name:	Edmund J. Burke
Title:	President	Title:	President

RIVERFRONT INVESTMENT GROUP, LLC

By:	/s/ Karrie Southall
Name:	Karrie Southall
Title:	Chief Operating Officer

Appendix A

RiverFront Asset Allocation Aggressive (formerly, RiverFront Global Growth Fund)

RiverFront Asset Allocation Growth (formerly, RiverFront Global Allocation Fund)

RiverFront Asset Allocation Growth & Income (formerly, RiverFront Dynamic Equity Income Fund)

RiverFront Asset Allocation Moderate (formerly, RiverFront Moderate Growth & Income Fund)

RiverFront Asset Allocation Income & Growth (formerly, RiverFront Conservative Income Builder Fund)